Daybreak Oil and Gas, Inc.

(the “Company”)

SUBSCRIPTION AGREEMENT FOR

12% SUBORDINATED NOTES DUE 2015 AND WARRANTS

This Subscription Agreement (this “Agreement”) is executed and delivered by the undersigned (“Subscriber”) who hereby acknowledges receiving and reviewing a copy of the Confidential Information Booklet relating to the offering of the 12% Subordinated Notes due 2015 (the “Notes”) and Warrants (the “Warrants”) consisting of (i) the Executive Summary; (ii) copies of the Company’s most recent Form 10-K for the year ended February 29, 2008, Form 10-Q for the quarter ended November 30, 2009 and Proxy Statement dated June 1, 2009 (collectively, the “SEC Filings”); (iv) the Offering Term Sheet; (v) Form of Note; (vi) Form of Warrant; (vii) Offeree Questionnaire; and (viii) this Agreement (collectively, the “Offering Documents”), relating to the private offering (the “Offering”) of the Notes and the Warrants of the Company. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Executive Summary.

1.         Subscription. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase a Note in the principal amount indicated on the signature page hereof. Subscriber hereby tenders to the Company funds in the principal amount of the Note for which Subscriber is subscribing, in payment of the purchase price. Subscriber acknowledges that this Agreement shall be the binding agreement of Subscriber upon acceptance by the Company of this subscription for any principal amount of the Note equal or less than the full principal amount subscribed for by Subscriber. Subscriber acknowledges that a Warrant will be issued to Subscriber to purchase two (2) shares of Common Stock of the Company for each One Dollar ($1.00) of principal amount of the Note purchased by Subscriber. Subscriber further acknowledges that the exercise price for each share of Common Stock covered by the Warrant will be one hundred twenty percent (120%) of the Fair Market Value (as defined in the Note) per share of the Company’s Common Stock on January 12, 2010.

This Agreement shall not become binding unless the Company accepts this subscription, the subscription price has been received and accepted by the Company and such additional conditions as the Company, in its sole and absolute discretion, shall require are satisfied. This subscription shall not be deemed accepted by the Company until a duly authorized officer of the Company signs this Agreement. If this subscription is accepted, this Agreement shall become effective as between the Company and Subscriber. If this subscription is rejected for all or any portion of the amount of the Note subscribed, the subscription price for the rejected portion will be returned to Subscriber as soon as reasonably practicable, and this subscription shall apply solely to the subscription for the amount of the Note accepted by the Company. If this entire subscription is rejected, the Company will return to Subscriber, this Agreement and the entire subscription price tendered by Subscriber and thereupon this subscription shall be rendered void and of no further force or effect. Subscriber hereby authorizes the Company to issue to Subscriber a Note for the principal amount of the Note accepted by the Company and a Warrant for two (2) shares of Common Stock for each One Dollar ($1.00) principal amount of the Note accepted by the Company.

2.         Acceptance of Subscription. Subscriber acknowledges and agrees that this subscription is made subject to the following express terms and conditions: (a) Subscriber is committing to purchase the Note and the Warrant for which Subscriber has subscribed in accordance with the terms of this Agreement and the Confidential Information Booklet, (b) the Company shall have the right to reject the subscription, in whole or in part, for any reason whatsoever, (c) the Company shall have no obligation to accept subscriptions for the Notes and the Warrants in the order received, and (d) the Company shall have no liability for documents or checks lost in the mail or by other delivery carriers.

3.         Offeree Questionnaire. Subscriber represents and warrants to the Company that Subscriber has completed and delivered to the Company an Offeree Questionnaire (the “Offeree

Questionnaire”) and that the answers contained in the Offeree Questionnaire and the representations and warranties contained in this Agreement are true and correct. Subscriber agrees to immediately notify the Company of anything that would cause the Offeree Questionnaire or any representation, warranty or covenant of Subscriber contained herein to be untrue, incomplete or have been breached at any time on or prior to acceptance or rejection of this subscription.

4.         General Acknowledgments, Representations and Covenants of Subscriber. Subscriber acknowledges that Subscriber is purchasing the Note and the Warrant without being furnished any offering literature or prospectus other than the Offering Documents (which supersede any other documentation that may have been furnished to Subscriber). Subscriber acknowledges that Subscriber has had an opportunity to ask questions of and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possesses or could acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained in the Offering Documents, and that Subscriber has relied on Subscriber’s own knowledge or the advice of Subscriber’s own counsel, accountants or advisers with regard to the tax and other considerations involved in making an investment in the Note and the Warrant, and no representations have been made to Subscriber concerning the Note, the Warrant, the Company, its business or prospects, or other matters, except as set forth in the Offering Documents. Subscriber, if Subscriber is a natural person, represents and warrants that Subscriber either (i) has a personal net worth or joint net worth with his spouse of greater than $1,000,000 or (ii) has individual income (not joint income with his spouse) in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. If Subscriber is not a natural person, Subscriber and the person signing on its behalf represent and warrant that either (i) all owners of all equity interests in Subscriber meet the qualifications stated in the preceding sentence or (ii) Subscriber otherwise qualifies as an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).

5.         Additional Acknowledgments and Representations of Subscriber. Subscriber further acknowledges, represents, warrants and covenants as follows:

(a)       If Subscriber is an individual, Subscriber is at least twenty-one (21) years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country set forth in the Offeree Questionnaire, and has no present intention of becoming a resident of any other state or jurisdiction, and Subscriber represents that these statements are now true and have been true since prior to the first offer to Subscriber of an opportunity to invest in the Company.

(b)       If Subscriber is not an individual, it is a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country set forth in the Offeree Questionnaire and has no present intention of becoming a resident or domiciliary of any other state or jurisdiction, and Subscriber represents that these statements are now true and have been true since prior to the first offer to Subscriber of an opportunity to invest in the Company.

(c)       Subscriber understands that the Note is subject to automatic conversion to the Common Stock of the Company (the “Common Stock”) under certain conditions set forth in the Offering Documents. The Note and the Warrant purchased pursuant to this Agreement and the Common Stock that may be issued upon conversion of the Note or exercise of the Warrant are collectively referred to herein as the “Securities.” Subscriber acknowledges and confirms that Subscriber has fully considered the contents of the Offering Documents, and that Subscriber understands, among other things, that the purchase of the Securities is a speculative investment which involves a high degree of risk of loss to Subscriber and it is unlikely that there will be a trading market for any of the Securities, and none of the Securities will at any time be freely transferable, and, accordingly, it may not be possible for Subscriber to liquidate Subscriber’s investment or any portion thereof, in case of emergency, if at all. Subscriber is familiar with the nature of and risks attending investments in securities, and has determined that the purchase of Securities is consistent with Subscriber’s investment objectives and income prospects. Subscriber is able (i) to bear the economic risk of his investment in the Securities; (ii) to hold the Securities for an indefinite period of time; and (iii) to afford a complete loss of Subscriber’s investment.

(d)       Subscriber acknowledges and understands that the Offering Documents supersede all materials previously provided to Subscriber and nothing other than the Offering Documents was relied upon in making a decision to subscribe for the Note and the Warrant.

(e)       Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

(f)        Subscriber understands that (i) the Note and the Warrant are subject to additional restrictions on transfer and a repurchase option by the Company in the event of any purported transfer in violation of this Agreement, as set forth in Section 6 of this Agreement and (ii) the rights of a holder of Common Stock of the Company shall be subject to the provisions of the Articles of Incorporation and the Amended and Restated Bylaws of the Company, as each may be amended from time to time (the “Charter Documents”).

(g)       Subscriber understands that the Securities have not been, and will not be, registered under the Act or the laws of any State and are being offered under an exemption from registration thereunder; Subscriber represents and warrants that the Securities will be acquired by Subscriber solely for Subscriber’s own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution thereof; Subscriber further represents and warrants that Subscriber has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Securities subscribed for hereby, or which would guarantee to Subscriber any profit or against any loss with respect to such Securities; Subscriber further represents and warrants that Subscriber has no plans to enter into any such agreement or arrangement; and consequently understands that Subscriber must bear the economic risk of Subscriber’s investment for an indefinite period of time because, pursuant to the securities laws, the Securities cannot be sold or otherwise transferred (except in certain very limited circumstances).

(h)       Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

(i)        Subscriber agrees to execute (with acknowledgment or affidavit, if requested by the Company), promptly all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or the investors in the Company by the laws of the United States of America, or any state in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof or of any foreign nation.

(j)        There have been no representations, guaranties or warranties made to Subscriber by the Company, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) whether or when any opportunity may arise to sell, transfer or liquidate the Securities; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss (including tax benefits) to be realized, if any, as a result of investment in the Securities; (iii) the possibility that the past performance or experience on the part of the Company or any officer of the Company or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Securities; and (iv) whether the Company will successfully achieve any additional financing or receive additional capital from any private or public sources of capital.

(k)       Subscriber also understands that the exemptions under Rule 144 under the Act, will not be generally available with respect to the Securities because of the conditions and limitations of Rule 144; that in the absence of the availability of such Rule any disposition by Subscriber of any portion of the Securities would require compliance with another exemption under the Act; and that the Company will be under no obligation and does not plan to take any action in furtherance of making Rule 144 or any other exemption so available. Subscriber understands that to the extent that Rule 144 may be currently applicable to sales of the Company’s Common Stock, there is no assurance or commitment by the Company that the Company will qualify in the future to permit sales of its Common Stock under Rule 144.

(l)        Subscriber understands that the Company will make notations in the appropriate records of the Company of the restrictions on the transferability of the Securities and may stamp or affix to any document or instrument representing any part of the Securities an appropriate legend stating, in effect, that the Securities have not been registered under the Act and that transfers thereof are prohibited unless such transfers comply with this Agreement and the Act and applicable state securities laws.

(m)      In the event that Subscriber resides in a jurisdiction which requires that any legend additional to the legend described in paragraph (k) of this Section 5 be placed on any documents evidencing the Securities or any portion thereof, Subscriber consents to the placement of such legend on any documents evidencing the same.

(n)       The Company may conduct other offerings of promissory notes, warrants, common stock or other securities with terms different than the terms of the Notes and the Warrants during or after the Offering and the terms of any securities issued by the Company in the future may be senior or preferential to the terms of any of the Securities.

(o)       Subscriber understands that upon conversion of the Note or exercise of the Warrant, Subscriber’s rights as a holder of Common Stock shall be subject to the Charter Documents, as may be amended from time to time.

(p)       Subscriber has no reason to anticipate any change in personal circumstances, financial or otherwise, that may cause or require any sale or distribution of Securities, if acquired; and

(q)       Subscriber acknowledges that Subscriber has reviewed the Executive Summary and the information therein regarding the Company. The Company’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in similar stages of development and financial condition, particularly companies in the markets such as those in which the Company competes. Such risks include, but are not limited to, evolving and unpredictable business models, management of growth, the Company’s ability to anticipate and adapt to developing markets, and the volatility of the oil and gas markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to form and maintain relationships with strategic partners, continue to attract, retain and motivate qualified personnel, continue to engage qualified companies to which aspects of the business have been outsourced and continue to develop its oil and gas producing properties. There can be no assurance that the Company will be successful in addressing such risks, and a failure to do so could have a material adverse effect on the Company’s business, financial condition and results of operations.

6.         Transfer Restrictions and Repurchase Option.

(a)       Subscriber acknowledges and agrees that neither the Note nor the Warrant may be directly or indirectly transferred, sold, donated, assigned, pledged or hypothecated (each, a “Transfer”), except pursuant to a “Permitted Transfer,” as herein defined. For the purpose of this Agreement, any change in control of any entity that holds the Note and/or the Warrant shall be deemed an indirect Transfer of the Note and/or the Warrant. A change in control means any change of fifty percent (50%) or more of the economic interest or voting power of any entity. For the purpose of this Agreement, a “Permitted Transfer” shall mean a Transfer of the Note and the Warrant if:

(i)       the Company, in its sole discretion, consents to such Transfer;

(ii)       the Transfer involves not less than all of the interest of the transferor in the Note and the Warrant to a single transferee to hold the Note and the Warrant;

(iii)      the transferor provides the written opinion of counsel to the transferor (which opinion and counsel must be acceptable to the Company), that the proposed transfer of the Note and the Warrant may be effected without registration of the Note and the Warrant or the Common Stock issuable thereunder under the Act;

(iv)      the Company is not obligated (1) to effect a registration under the Act or any state securities law so as to permit the proposed transfer of the Note and the Warrant; (2) to qualify to do business or to file a general consent to service of process in any state or other jurisdiction where the Company has not already done so; or (3) to effect a transfer to multiple transferees of the Note and the Warrant regardless of whether such transferees are accredited investors; and

(v)       the transferee executes an agreement, in form and substance satisfactory to the Company, agreeing to be bound by the transfer restrictions and repurchase option set forth in this Agreement.

(b)       In the event that Subscriber or any transferee of the Note and/or the Warrant purport to Transfer the Note and/or the Warrant other than pursuant to a Permitted Transfer, then:

(i)        Any such purported Transfer shall be void and of no effect;

(ii)       The Company shall have the option (the “Repurchase Option”), in its sole discretion, to repurchase the Note and the Warrant for an aggregate price equal to:

(1)       the lesser of (a) twenty percent (20%) of the outstanding principal amount of the Note and (b) the amount of consideration received by the transferor in the event of a purported direct or indirect sale of the Note and/or the Warrant,

(2)       $100.00 in the event of any purported direct or indirect transfer of the Note and/or the Warrant without consideration, or

(3)       the sum of outstanding principal amount of the Note and accrued unpaid interest thereon, plus the Fair Market Value (as defined in the Note) of the Warrant Shares (as defined in the Warrant) less the Warrant Exercise Price in the event of a testamentary (or intestate) transfer of the Note and/or the Warrant as a result of the death of Subscriber or a Permitted Transferee or any purported transfer of the Note and/or the Warrant by judicial order.

(iii)      The Repurchase Option may be exercised at any time by the Company following any purported Transfer that is not a Permitted Transfer by written notice (the “Notice”) to the holder of record of the Note and the Warrant. The Notice shall state the closing date (the “Repurchase Date”) on which the purchase price shall be payable, which shall be not later than thirty (30) days after the date of the Notice. From and after the Repurchase Date, the Note and the Warrant shall be cancelled and of no further force and effect and shall solely evidence the holder’s right to receive the purchase price. The purchase price shall be paid only upon surrender of the Note and the Warrant to the Company on or after the Repurchase Date.

7.         Other Matters.

(a)       Subscriber recognizes that the sale of the Securities to Subscriber is based upon representations and warranties contained herein and Subscriber agrees to indemnify the Company and its directors, officers, employees, consultants and shareholders and to hold all of them harmless against any liability, costs or expenses (including reasonable attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of such warranties by Subscriber, or arising as a result of the sale or distribution of the Securities by Subscriber in violation of the Act, or other applicable law.

(b)       Subscriber agrees that, except as provided herein, this Agreement or any agreement made hereunder or pursuant hereto may not be canceled, terminated or revoked by Subscriber except with the written consent of the Company.

(c)       Subscriber agrees that this Agreement and the foregoing acknowledgments, representations and covenants shall survive delivery, acceptance of the subscription, closing of the transactions contemplated by this Agreement and any investigation made by any party relying on the same.

(d)       Subscriber agrees to execute any and all further documents necessary or advisable, in the sole discretion of the Company, in connection with his becoming a holder of the Note, the Warrant or the holder of Common Stock upon conversion of the Note to Common Stock or exercise of the Warrant. Subscriber hereby acknowledges and agrees that the execution of this Subscription Agreement by Subscriber shall also constitute Subscriber’s agreement to be bound by the Charter Documents upon the conversion of the Note to Common Stock or exercise of the Warrant.

(e)       All notices or other communications given or made hereunder shall be either (i) to the Company in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, at Daybreak Oil and Gas, Inc., 601 W. Main Ave., Suite 1012, Spokane, Washington 99201, Attn: President or (ii) to Subscriber at the street address or e-mail address set forth on the signature page hereto (or at such address as either party may, by notice given in the manner described herein, change its address for purposes of notice hereunder).

(f)        Subscriber acknowledges and agrees that no director, officer, employee, consultant or shareholder of the Company shall have any liability for any obligations of the Company under the Note or the Warrant or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Note and the Warrant, Subscriber waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note and the Warrant.

(g)       Subscriber agrees not to transfer or assign this Agreement, or any of Subscriber’s interest herein.

(h)       Subscriber acknowledges and agrees that the Common Stock issuable upon conversion of the Note or exercise of the Warrant shall not be transferable except in compliance with all applicable laws and upon the fulfillment of the conditions specified in Section 7(i) below, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the transfer of the Common Stock. Subscriber agrees that Subscriber will not transfer any of the Common Stock prior to delivery to the Company of any required opinion of Subscriber’s counsel described in Section 7(i) below.

(i)        Subscriber agrees that in connection with the transfer of the Common Stock, the following provisions shall apply:

(1)       If, in the written opinion of counsel to Subscriber (which opinion and counsel must be acceptable to the Company), the proposed transfer of the Securities may be effected without registration of any of the Common Stock under the Act, Subscriber shall be entitled to transfer the Common Stock as proposed. In no event shall the Company be obligated (i) to effect a registration under the Act or any state securities law so as to permit the proposed transfer of the Common Stock; (ii) to qualify to do business or to file a general consent to service of process in any state or other jurisdiction where the Company has not already done so; or (iii) to effect a transfer to multiple transferees regardless of whether such transferees are qualified institutional buyers or institutional accredited investors.

(2)       If in the opinion of such counsel, the proposed transfer of the Common Stock may not be effected without registration of the Securities under the Act, Subscriber shall not be entitled to transfer the Common Stock unless the Company, in its sole discretion, elects to register the Common Stock under the Act or any state securities law and such registration becomes effective or until transfer may be effected without registration, in the opinion of such counsel as set forth in Section 7(i)(1) above.

(j)        Subscriber acknowledges that the certificates evidencing the Common Stock issuable upon conversion of the Note or upon exercise of the Warrant shall be legended substantially as follows:

The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of unless, in the opinion of counsel reasonably acceptable to the issuer, such transfer would be pursuant to an effective registration statement under said Act or pursuant to an exemption from such registration.

(k)       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

(l)        This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby.

(m)      This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Subscriber has hereby executed this Agreement as of the day set forth below.

Name of Subscriber	Subscriber’s Street Address

City or Town

Name and Title of Person
who has filled out this
Agreement on behalf of	State	Zip Code

Subscriber
E-Mail Address

Signature of Subscriber or	Telephone Number
Person who has filled out
this Agreement on its behalf

Date	Subscriber’s Social Security or Tax ID No.

Initial principal amount of Note subscribed:

(A minimum of $50,000, unless otherwise approved by the Company)

The foregoing subscription for a Note and Warrant is hereby accepted for the purchase of a Note and Warrant in the principal amount of $____________, and a Warrant to purchase ______ shares of Common Stock at an exercise price of $0.14 per share, subject to the terms and conditions hereof, as of the [___] day of [________], 2010.

DAYBREAK OIL AND GAS, INC.

By:
Name:
Title:

Signature Page to

Daybreak Subscription Agreement

Daybreak Oil and Gas, Inc.

(the “Company”)

CONFIRMATION OF SUBSCRIPTION AGREEMENT FOR

12% SUBORDINATED NOTES DUE 2015 AND WARRANTS

This Confirmation of Subscription Agreement (this “Confirmation”) is executed and delivered by the undersigned (“Subscriber”) who hereby acknowledges receiving and reviewing a copy of the Confidential Information Booklet relating to the offering of the 12% Subordinated Notes due 2015 (the “Notes”) and Warrants (the “Warrants”) consisting of (i) the Executive Summary; (ii) copies of the Company’s most recent Form 10-K for the year ended February 29, 2008, Form 10-Q for the quarter ended November 30, 2009 and Proxy Statement dated June 1, 2009 (collectively, the “SEC Filings”); (iv) the Offering Term Sheet; (v) Form of Note; (vi) Form of Warrant; (vii) Offeree Questionnaire; and (viii) the Subscription Agreement submitted to the Company by Subscriber (the “Subscription Agreement”) (collectively, the “Offering Documents”), relating to the private offering (the “Offering”) of the Notes and the Warrants of the Company. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Executive Summary.

1.         Increased Offering. Subscriber hereby acknowledges that the Company has elected to increase the size of the Offering from $550,000 to $605,000 aggregate principal amount of Notes as permitted pursuant to the terms of the Offering.

2.         Confirmation of Subscription. Subscriber hereby confirms Subscriber’s subscription agreement to purchase a Note in the principal amount indicated on the signature page of the Subscription Agreement delivered to the Company by Subscriber. Subscriber acknowledges that this Confirmation shall be attached to, and become part of, the Subscription Agreement.

IN WITNESS WHEREOF, Subscriber has hereby executed this Confirmation as of the date set forth below.

Name of Subscriber

Name and Title of Person who signed this
Confirmation on behalf of Subscriber

Signature of Subscriber or Person who signed
this Confirmation on behalf of Subscriber

Date

Initial principal amount of Note subscribed